Exhibit 99.1

urban-gro, Inc. Appoints James H. Dennedy as President and Chief Operating Officer

- Seasoned financial and organizational executive with more than 25 years of public company experience provides proven leadership to scale efficient operations

Lafayette, CO (February 23, 2021) – urban-gro, Inc. (NASDAQ: UGRO) (“urban-gro” or the “Company”), a leading global horticulture company that engineers and designs commercial Controlled Environment Agriculture (“CEA”) facilities and integrates complex environmental equipment systems into these high-performance facilities, today announced the appointment of James H. Dennedy as President and Chief Operating Officer.

“We are incredibly pleased to have Jim join our executive management team as President and COO. Since serving on our Board since August 2018, he has consistently provided sound financial and operational counsel. As we advance and scale our operations, we can leverage his expertise in an even greater capacity,” commented Bradley Nattrass, Chief Executive Officer and Chairman of urban-gro.

Mr. Dennedy is a seasoned professional who brings with him extensive operational, financial, executive, and organizational experience. Over the course of his career, Mr. Dennedy has served in multiple executive roles and as a director for both public and private companies. He has significant experience leading and closing M&A transactions on both the buy and sell side through varying economic and business conditions.

“urban-gro is rapidly securing its leadership position in the Controlled Environment Agriculture market. Having completed more than 300 successful projects, two successful back-to-back quarters with positive adjusted EBITDA, and now on the heels of a transformational financing and listing on Nasdaq, the Company has never been in a stronger position. Looking to the future, I am excited to have an active leadership role in further developing our operations and leveraging our proven expertise to propel urban-gro into its next phase, one that we believe will be of exponential growth,” added Mr. Dennedy.

Mr. Dennedy holds an MA degree in Economics from the University of Colorado, Boulder, an MBA degree from The Ohio State University and a BS degree in Economics from the US Air Force Academy.

About urban-gro, Inc.

urban-gro, Inc. (NASDAQ: UGRO) is a leading engineering design and services company focused on the commercial horticulture market. We engineer and design commercial Controlled Environment Agriculture (“CEA”) facilities and then integrate complex environmental equipment systems into these high-performance facilities. Operating in the global market, our custom-tailored approach to design, procurement, and equipment integration provides a single point of accountability across all aspects of growing operations. Visit www.urban-gro.com to learn more.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Such forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the demand for our services and products, our ability to manage the adverse effect brought on by the COVID-19 pandemic, our ability to execute on our strategic plans, our ability to achieve positive cash flows or profitability, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2020. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

urban-gro Investor Relations Contact:

Jenene Thomas

Chief Executive Officer

JTC Team, LLC

T: 833.475.8247

investors@urban-gro.com

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